Exhibit 5.1

ANTHONY L.G., PLLC

laura aNTHONy, esq

JOHN CACOMANOLIS, ESQ*

CHAD FRIEND, ESQ, LLM

SVETLANA ROVENSKAYA, ESQ**

OF COUNSEL:

Jack A. Fattal, esq.***

Jessica Haggard, esq. ****

MICHAEL R. GEROE, ESQ, CIPP/US*****

CRAIG D. LINDER, ESQ******

PETER P. LINDLEY, ESQ, CPA, MBA

john lowy, esq.*******

STUART REED, ESQ

Harris Tulchin, Esq. ********

MARC S. WOOLF, ESQ

www.ANTHONYPLLC.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM

*licensed in FL and NY

**licensed in NY and NJ

*** licensed in NY

****licensed in Missouri

*****licensed in CA, DC, MO and NY

******licensed in CA, FL and NY

*******licensed in NY and NJ

********licensed in CA and HI (inactive in HI)

December 23, 2021

Jupiter Neurosciences, Inc.

1001 North US HWY 1, Suite 504

Jupiter, Florida 33477

Re:	Jupiter Neurosciences, Inc. - Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Jupiter Neurosciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (as amended through the date hereof, the “Registration Statement”) relating to the registration by the Company of (i) up to an aggregate of $20,000,000 of units (the “Units”) consisting of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and warrants to purchase shares of Common Stock (the “Common Warrants”), (ii) up to an aggregate of $20,000,000 of Shares and Common Warrants included in the Units, (iii) up to an aggregate of $3,000,000 of Shares and Common Warrants for which the Underwriters (as defined below) have been granted an over-allotment option, and (iv) up to an aggregate of $23,000,000 of shares of Common Stock issuable from time to time upon exercise of the Common Warrants (the “Common Warrant Shares”). The Units, the Shares, the Common Warrants and the Common Warrant Shares are collectively referred to as the “Securities”. The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company and Roth Capital Partners, LLC and Dawson James Securities, Inc., acting as joint book-running managers (the “Underwriters”), the form of which has been filed as Exhibit 1.1 to the Registration Statement. The Company is also registering (i) warrants to purchase up to $1,150,000 of units to be issued to the Underwriters as additional compensation pursuant to the Underwriting Agreement (the “Representatives’ Warrants”), (ii) up to an aggregate of $1,150,000 of units m(“Representatives’ Units”) consisting of shares (“Representatives’ Unit Shares”) of the Company’s Common Stock and warrants to purchase shares of Common Stock (“Representatives’ Unit Warrants”), and (iii) up to an aggregate of $1,150,000 of Common Stock issuable upon exercise of Representatives’ Unit Warrants included in the Representatives’ Units issuable upon exercise of the Representatives’ Warrants (the “Representatives’ Unit Warrant Shares”).

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of New York as it relates to the Common Warrants, Representatives’ Warrants, and Representatives’ Unit Warrants, the Delaware General Corporation Law (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution) and the federal laws of the United States of America.

With regard to our opinion concerning the Units and Representatives’ Units constituting valid and binding obligations of the Company, our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

With regard to our opinion concerning the Common Warrants, Representatives’ Warrants, and Representatives’ Unit Warrants constituting valid and binding obligations of the Company:

(i) Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

(ii) Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii) We express no opinion as to any provision of the Common Warrants, the Representatives’ Warrants and Representatives’ Unit Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Common Warrants, the Representatives’ Warrants and Representatives’ Unit Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

(iv) We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Common Warrants, the Representatives’ Warrants and the Representatives’ Unit Warrants.

In rendering this opinion we have assumed that prior to the issuance of the Common Warrants forming part of the Units and the over-allotment option, the Representatives’ Warrants and Representatives’ Unit Warrants forming part of the Representatives’ Units (i) the Registration Statement, as then amended, will have become effective under the Securities Act, and (ii) the Board of Directors of the Company will have taken action to set the sale price of the Common Warrants, the Representatives’ Warrants, and the Representatives’ Unit Warrants and the exercise price of the Common Warrants, the Representatives’ Warrants and Representatives’ Unit Warrants.

With regard to our opinion regarding the Common Warrants, the Representatives’ Warrants and Representatives’ Unit Warrants, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Warrant Shares, the Representatives’ Warrant Shares and Representatives’ Unit Warrant Shares, of the Company and/or antidilution adjustments to outstanding securities, including the Common Warrants, the Representatives’ Warrants and Representatives’ Unit Warrants, of the Company cause the Common Warrants, the Representatives’ Warrants and Representatives’ Unit Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Units and Representatives’ Units have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Units and Representatives’ Units will be validly issued, fully paid and non-assessable, and will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (ii) the Shares and Representatives’ Unit Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Shares and the Representatives’ Unit Shares will be validly issued, fully paid and non-assessable; (iii) the Common Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Common Warrants, will constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms; (iv) the Common Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Common Warrants, will be validly issued, fully paid and non-assessable; (v) the Representatives’ Warrants and Representatives’ Units Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representatives’ Warrants, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and (vi) the Representatives’ Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representatives’ Warrants, will be validly issued, fully paid and non-assessable; (vii) the Representatives’ Unit Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company and upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Representatives’ Unit Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

625 N. FLAGLER DRIVE, SUITE 600 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832